Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information contact:

December 18, 2024	Rodger A. McHargue at (812) 238-6000

First Financial Corporation Declares Quarterly Dividend

TERRE HAUTE, INDIANA - The directors of First Financial Corporation (NASDAQ: THFF) have declared a dividend of 51 cents per share payable on January 15, 2025, to shareholders of record at the close of business January 3, 2025.

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana, Illinois, Kentucky, Tennessee, and Georgia.